EXHIBIT 99.9

Anne-Marie Megela
Senior Director, Investor Relations
1.800.2GEVITY (1.800.243.8489), x4672
annemarie.megela@gevityhr.com

GEVITY DELIVERS STRONG PERFORMANCE AS IT ENTERS THE
NEXT PHASE OF ITS EVOLUTION; RAISES FULL YEAR EPS
GUIDANCE

     •   Third Quarter Results Include Increases In:
         -   Operating Income of Over 105%
         -   Net Income of Over 97%
         -  Earnings Per Common Share of Over 81%

     •    New Clients Already Receiving Client Insured Offering In October

BRADENTON, FL, October 21, 2004 — Gevity (NASDAQ: GVHR) announced today that its third quarter earnings per common share rose more than 81% to $0.29 for the quarter ended September 30, 2004 on 28.5 million diluted common shares, up from $0.16 in the third quarter of 2003 on 26.1 million diluted common shares.

Financial Highlights

For the third quarter of 2004, revenues increased 43.9% to $148.0 million compared to $102.8 million for the third quarter of 2003. Cost of services increased 40.3% to $103.9 million from $74.0 million in the third quarter of 2003. Gross profit increased 53.2% to $44.1 million from $28.8 million for the same period in 2003. Operating expenses, excluding depreciation and amortization, increased 33.5% to $28.4 million for the third quarter of 2004 compared to $21.3 million in the third quarter of 2003. Operating income increased by 105.9% to $11.8 million from $5.7 million. As a result, net income increased to $8.1 million in the third quarter of 2004 from $4.1 million in the third quarter of 2003, or 97.5%.

For the first nine months of 2004, revenues increased 40.4% to $431.9 million compared to $307.7 million for the same period in 2003. Cost of services increased 35.4% to $306.4 million from $226.3 million, resulting in a gross profit increase of 54.2% to $125.6 million from $81.4 million. Year-to-date operating expenses, excluding depreciation and amortization, increased 34.1% to $82.9 million from $61.8 million in 2003. Operating income increased by 127.6% to $32.3 million from $14.2 million in the same period last year. As a result, 2004 net income through the third quarter increased to $22.1 million compared to $10.3 million in 2003, or 114.1%.

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Key Performance Highlights

In addition to reporting increasing revenues, operating income and earnings per share, the company also generated an increase in client employee profitability.

For the third quarter of 2004, annualized average wages per paid employee increased by 7.0% from $33,706 to $36,061. Annualized professional service fees per paid employee increased by 3.0% to $1,117 in the third quarter of 2004 from $1,084 in the third quarter of 2003. Annualized gross profit per paid employee increased to $1,408 from $1,365 year over year, or 3.2%. Annualized operating expense per paid employee, excluding depreciation and amortization, for the third quarter of 2004 totaled $906, which is a decrease of 10.1% from $1,008 in 2003. Annualized operating income per paid employee increased by 38.6% from $272 in the third quarter of 2003 to $377 in the third quarter of 2004.

For the first nine months of 2004, annualized wages per paid employee increased by 6.8% from $32,234 to $34,426. Annualized professional service fees per paid employee increased by 5.7% to $1,113 from $1,053. Annualized gross profit per paid employee increased to $1,405 from $1,262, or 11.3%. Annualized operating expense per paid employee through the third quarter, excluding depreciation and amortization, totaled $927, which is a decrease of 3.2% from $958 for the same period in 2003. Annualized operating income per paid employee through the third quarter increased by 64.5% from $220 in 2003 to $362 in 2004.

At September 30, 2004, the company reported total client employees of 134,102 as compared to 88,100 at September 30, 2003, an increase of 52.2%. Total new client employee production of 5,662 during the third quarter of 2004 represents a 70.4% improvement over the same quarter last year. Total number of employees lost to client attrition was 7,490 for the third quarter of 2004 as compared to 3,777 for the third quarter of 2003. In addition, the net decrease in existing client employees was 1,812 in the third quarter of this year as compared to 334 in the third quarter of 2003. The net decrease in existing client employees includes the impact of the unusual hurricane activity in the United States.

Annualized statistical information is based upon actual third quarter and year-to-date amounts, which have been annualized and then divided by the average number of client employees paid by month.

Other Quarter Highlights

•	In October, Gevity entered the next phase of its evolution with the introduction of a new generation of service offerings. In addition to providing services on a co-employment platform, clients can now also opt for a direct insured model. This new option adds the significant flexibility for the client to retain benefits and insurance programs of choice and experience the full value of Gevity’s end-to-end, single point solution. In conjunction with introducing these additional delivery options, Gevity has enlarged its target market focus, refined the sales team structure, and aligned the organization to best meet the demands of current and future clients.

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•	‘Gevity Business Edge’ seminars were expanded nationally. These seminars offer small and medium-sized businesses practical business tips and hands-on tools to improve their performance. The presentations address a wide variety of important HR-related topics and are co-delivered with premier business partners.

Full Year Earnings Per Share Guidance Raised

Gevity expects the fourth quarter to be as equally strong as the third quarter and has raised its full year 2004 pro forma earnings guidance to $1.09 per diluted common share from at least $1.05 per diluted common share. This guidance is based on estimated diluted common shares outstanding of 28.0 million. In 2003, the company reported diluted earnings per common share of $0.62 on 24.6 million shares outstanding.

Pro forma earnings are reconciled to GAAP earnings in the attached schedule entitled, “non-GAAP financial information”.

Erik Vonk, Gevity’s Chairman and CEO stated, “It is very satisfying to report our eleventh consecutive quarter of increasing profits with recurring professional fees again representing the majority of our gross profit. This not only strengthens our anticipation of another full year of outstanding growth but, even more importantly, provides a strong base from which Gevity can move powerfully and swiftly into the next stage of its evolution as a company.”

He added, “As described in our announcement last week, our new generation of service offerings – which expands the options available to clients and also permits us to greatly expand our market reach – positions us for an even more exciting future, increasingly freed of the constraints imposed by the co-employment model. In fact, we are already servicing our first new clients under this model.”

“To be sure,” Mr. Vonk continued, “Our new ability to provide a client insured option puts Gevity in a truly unique position in the industry. I am very confident that we will take full advantage of this and further solidify our leadership role as the Human Capital Management Solution Provider Of Choice.”

Gevity invites you to participate in a live conference call and webcast this morning at 10:30 a.m. Eastern time to discuss the company’s strong third quarter earnings results and further details about the company’s evolution.

To access the call, dial 866-244-4635 and ask for the Gevity conference call. Allow five to ten minutes before 10:30 a.m. Eastern time to secure the line. To listen to the call via the Web, log on at http://phx.corporate-ir.net/playerlink.zhtml?c=101089&s=wm&e=940361. Allow five to ten minutes before 10:30 a.m. Eastern time to register. (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from http://www.microsoft.com/windows/windowsmedia/EN/default.asp, and at least a 28.8 KBPS connection to the Internet. If you experience problems listening to the broadcast, send an email to mailto:isproducers@prnewswire.com.)

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If you are unable to listen to the live call, audio will be archived on the Gevity web site. To access the replay, click on www.gevityhr.com. Approximately one week after the call, a transcript of this conference call will also be available on the company’s web site.

About Gevity

Gevity is a leading provider of comprehensive human capital management solutions to small and medium-sized businesses in the United States. We have developed a fully integrated human capital management solution that allows us to effectively become the insourced human resource department for our clients and creates value for our clients by helping them to find, develop and retain talent, manage human resource related paperwork, and protect their business from employment-related risks. We provide employee recruitment and development assistance, payroll and benefits administration, workers’ compensation insurance, health, welfare and retirement plans, and employment-related regulatory guidance. We deliver our solutions through a combination of highly skilled human resource consultants and our scalable, Web-enabled technology platform.

A copy of this press release can be found on the company’s Web site at www.gevityhr.com.

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”), Gevity HR, Inc. (“Gevity” or the “Company”) is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” and “projection”) are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company’s Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

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GEVITY HR, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — NET REVENUE REPORTING
(in thousands, except per share data, unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2004	2003	2004	2003

Revenues	$147,969	$102,833	$431,948	$307,745
Cost of services	103,867	74,039	306,387	226,312

Gross profit	44,102	28,794	125,561	81,433

Operating expenses:
Salaries, wages and commissions	17,433	13,280	52,592	38,797
Other general and administrative	10,935	7,974	30,291	23,004
Depreciation and amortization	3,923	1,803	10,333	5,419

Total operating expenses	32,291	23,057	93,216	67,220

Operating income	11,811	5,737	32,345	14,213
Interest income, net	338	416	781	1,231
Other non-operating (expense), net	(12)	(7)	(100)	(19)

Income before income taxes	12,137	6,146	33,026	15,425
Income tax provision	4,006	2,028	10,899	5,090

Net income	8,131	4,118	22,127	10,335
Non-recurring, non-cash charge attributable to the
acceleration of the unamortized discount associated
with the conversion into common stock of all shares
of the convertible, redeemable preferred stock	--	--	29,317	--
Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of
convertible, redeemable preferred stock	--	69	129	86
Preferred stock dividends	--	201	434	477
Assumed preferred stock dividend (assuming full distribution of
net income)	--	642	--	719

Net income (loss) attributable to common shareholders	$8,131	$3,206	$(7,753)	$9,053

Net income (loss) per common share - diluted	$0.29	$0.16	$(0.34)	$0.43

Weighted average common shares outstanding- diluted	28,473	26,094	23,098	23,991

Pro forma net income per common share - diluted	$0.29	$0.16	$0.80	$0.43

Pro forma weighted average common shares outstanding- diluted	28,473	26,094	27,665	23,991

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GEVITY HR, INC.
Non-GAAP Financial Information

The following table reconciles Gevity HR, Inc. (the “Company”) results calculated using Generally Accepted Accounting Principles (“GAAP”) and results reported excluding certain charges (“non-GAAP financial information”) for the periods presented. The pro forma non-GAAP financial information is included to provide investors a more complete and transparent understanding of the Company’s underlying operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP. The Company believes that the pro forma non-GAAP financial information set forth below provides useful information to show the effect on diluted earnings per share when the non-recurring, non-cash charge to retained earnings to accelerate the amortization of the discount associated with the Series A Convertible Redeemable Preferred Stock (the “Preferred Stock”), the accretion of redemption value of the Preferred Stock prior to conversion and the related Preferred Stock dividends, are excluded, in light of the full conversion of the Preferred Stock into common stock on May 19, 2004.

Reconciliation of Pro Forma Non-GAAP Financial Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Net income (loss) attributable to
common shareholders for purposes
of computing diluted earnings per
share (GAAP)	$8,131	$4,118	$(7,753)	$10,335

Pro forma adjustments:
Non-recurring, non-cash charge
attributable to the acceleration of the
unamortized discount associated with
the conversion into common stock of
all shares of the convertible,
redeemable preferred stock	--	--	29,317	--

Non-cash charges attributable to
beneficial conversion feature
and accretion of redemption value of
convertible, redeemable preferred
stock	--	--	129	--
Preferred Stock dividends	--	--	434	--

Pro forma net income for diluted
earnings per share calculation
(non-GAAP)	$8,131	$4,118	$22,127	$10,335

Diluted earnings (loss) per share (GAAP)	$0.29	$0.16	$(0.34)	$0.43

Pro forma diluted earnings per
share (non-GAAP)	$0.29	$0.16	$0.80	$0.43

Diluted weighted average
shares outstanding (GAAP)	28,473	26,094	23,098	23,991

Pro forma effect of dilutive securities:
Options	--	--	1,769	--

Convertible, redeemable preferred
stock	--	--	2,798	--

Pro forma diluted weighted average
shares outstanding (non-GAAP)	28,473	26,094	27,665	23,991

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GEVITY HR, INC.
SELECTED BALANCE SHEET ITEMS
(in thousands)

	As of September 30, 2004 (unaudited)	As of December 31, 2003 (audited)
Unrestricted cash and cash equivalents,
certificates of deposit, & marketable securities	$85,090	$44,682
Restricted cash and cash equivalents,
certificates of deposit, & marketable securities	$94,671	$107,326

Accounts receivable from unbilled revenues	$111,595	$95,225
Accounts receivable (billed, net of allowance for
doubtful accounts)	$3,145	$5,604
Workers' compensation receivable, net - Short-term	$27,910	$11,734

Workers' compensation receivable, net - Long-term	$40,571	$12,621

Property and equipment, net	$10,265	$12,253

Total assets	$438,981	$321,564
Accrued workers' compensation insurance
premium - Short-term	$16,818	$11,838
Accrued workers' compensation insurance
premium - Long-term	$49,110	$59,280
Debt	$--	$--
Total liabilities	$287,960	$228,630
Series A Convertible, Redeemable Preferred
Stock (net of discounts of $0 and $29,446,
respectively)	$--	$554
Shareholders' equity	$151,021	$92,380

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GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	3rd Quarter 2004	3rd Quarter 2003	Percentage Change
Client employees at period end	134,102	88,100	52.2%
Clients at period end (1)	10,020	6,631	51.1%
Average number of client employees/
clients at period end	13.38	13.29	0.7%
Average number of client
employees paid by month (2)	125,262	84,381	48.4%
Number of workers' compensation claims	1,843	1,595	15.5%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.72x	2.32x	-25.9%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$3.46	$4.59	-24.6%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$2.80	$3.82	-26.7%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3)	$1.98	$3.00	-34.0%
Client employee health benefits
plan participation	36%	39%	-7.7%
Annualized average wage per average
client employees paid by month (4)	$36,061	$33,706	7.0%
Annualized professional service fees
per average number of client employees
paid by month (4), (5)	$1,117	$1,084	3.0%
Annualized total gross profit per average
number of client employees paid
by month (4)	$1,408	$1,365	3.2%
Annualized operating expense excluding
depreciation and amortization per
average number of client employees
paid by month (4)	$906	$1,008	-10.1%
Annualized operating income per average
number of client employees paid
by month (4)	$377	$272	38.6%

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(1)	Client accounts as measured by separate payroll cycles.

(2)	The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3)	Workers’ compensation wages excludes the wages of clients electing out of the Company’s workers’ compensation program.

(4)	Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid by month.

(5)	The annualized professional service fees is based upon information from the following table:

	3rd Quarter 2004	3rd Quarter 2003
Revenues:
Professional service fees	$34,993	$22,871
Employee health and welfare benefits	79,500	52,316
Worker's compensation	30,004	26,274
State unemployment taxes and other	3,472	1,372

Total revenues	$147,969	$102,833

(6)	Manual premium rate data is derived from tables of AIG in effect for 2004 and 2003, respectively.

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GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	First Nine Months 2004	First Nine Months 2003	Percentage Change
Client employees at period end	134,102	88,100	52.2%
Clients at period end (1)	10,020	6,631	51.1%
Average number of client employees/
clients at period end	13.38	13.29	0.7%
Average number of client
employees paid by month (2)	119,171	86,037	38.5%
Number of workers' compensation claims	4,883	4,410	10.7%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.68x	2.16x	-22.2%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$3.60	$4.48	-19.6%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$2.99	$3.70	-19.2%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3)	$2.14	$3.13	-31.6%
Client employee health benefits
plan participation	36%	39%	-7.7%
Annualized average wage per average
client employees paid by month (4)	$34,426	$32,234	6.8%
Annualized professional service fees
per average number of client employees
paid by month (4), (5)	$1,113	$1,053	5.7%
Annualized total gross profit per average
number of client employees paid
by month (4)	$1,405	$1,262	11.3%
Annualized operating expense excluding
depreciation and amortization per
average number of client employees
paid by month (4)	$927	$958	-3.2%
Annualized operating income per average
number of client employees paid
by month (4)	$362	$220	64.5%

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(1)	Client accounts as measured by separate payroll cycles.

(2)	The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3)	Workers’ compensation wages excludes the wages of clients electing out of the Company’s workers’ compensation program.

(4)	Annualized statistical information is based upon actual year-to-date amounts which have been annualized (divided by 9 and multiplied by 12) and then divided by the average number of client employees paid by month.

(5)	The annualized professional service fees is based upon information from the following table:

	First Nine Months 2004	First Nine Months 2003
Revenues:
Professional service fees	$99,445	$67,949
Employee health and welfare benefits	229,803	156,394
Worker's compensation	86,743	75,449
State unemployment taxes and other	15,957	7,953

Total revenues	$431,948	$307,745

(6)	Manual premium rate data is derived from tables of AIG in effect for 2004 and 2003, respectively.

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